EXHIBIT 5.1
[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]
March 4, 2008
Writer’s Direct Dial: +44 (0) 20 7614-2237
E-Mail: ssperber@cgsh.com
GlaxoSmithKline Capital Inc.
1105 North Market Street, Suite 622
Wilmington, Delaware 19801
GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England
GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England
Ladies and Gentlemen:
          We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital plc”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (“GSK plc”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of (a) debt securities of GSK Capital Inc. and GSK Capital plc, as the case may be, guaranteed by GSK plc, (b) guarantees of GSK plc in respect of the debt securities of GSK Capital Inc. and GSK Capital plc (the “Guarantees”) and (c) debt securities of GSK plc. The debt securities of GSK Capital Inc., GSK Capital plc and GSK plc are referred to herein as the “Debt Securities.” The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities of GSK Capital Inc. and the related Guarantees are to be issued under an indenture (the “GSK Capital Inc. Indenture”) dated as of April 6, 2004 among GSK Capital Inc., GSK plc and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). The Debt Securities of GSK Capital plc and the related Guarantees are to

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be issued under an indenture (the “GSK Capital plc Indenture”) dated as of April 6, 2004 among GSK Capital plc, GSK plc and the Trustee (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated January 7, 2008 among GSK Capital plc, GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.). The Debt Securities of GSK plc are to be issued under an indenture (the “GSK plc Indenture” and, together with the GSK Capital Inc. Indenture and the GSK Capital plc Indenture, the “Indentures”) dated as of March 4, 2008 between GSK plc and the Trustee.
          We have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
          1. (a) The execution and delivery of the GSK Capital Inc. Indenture have been duly authorized by all necessary corporate action of GSK Capital Inc., and the GSK Capital Inc. Indenture has been duly executed and delivered by GSK Capital Inc., (b) the GSK Capital plc Indenture has been duly executed and delivered by GSK Capital plc under the law of the State of New York and (c) the Indentures have been duly executed and delivered by GSK plc under the law of the State of New York.
          2. When the Debt Securities, in the forms filed as Exhibits 4.4, 4.5 and 4.6 to the Registration Statement, have been duly authorized by GSK Capital Inc., GSK Capital plc and GSK plc, as the case may be, and duly executed and authenticated in accordance with the relevant Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement:
(a)	The Debt Securities of GSK Capital Inc. will be valid, binding and enforceable obligations of GSK Capital Inc., entitled to the benefits of the GSK Capital Inc. Indenture.

(b)	The Debt Securities of GSK Capital plc will be valid, binding and enforceable obligations of GSK Capital plc, entitled to the benefits of the GSK Capital plc Indenture.

(c)	The Debt Securities of GSK plc will be valid, binding and enforceable obligations of GSK plc, entitled to the benefits of the GSK plc Indenture.

(d)	The Guarantees will be valid, binding and enforceable obligations of GSK plc, entitled to the benefits of the Indentures.

GlaxoSmithKline Capital Inc. et al., p. 3
          Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of GSK Capital Inc., GSK Capital plc or GSK plc, (a) we have assumed that each of GSK Capital Inc., GSK Capital plc, GSK plc and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities and the Guarantees, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to GSK Capital Inc., GSK Capital plc or GSK plc regarding matters of the federal law of the United States of America or the law of the State of New York or, solely with respect to GSK Capital Inc., the General Corporation Law of the State of Delaware, that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
          In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees are offered or issued as contemplated by the Registration Statement, (c) the terms of the Debt Securities and the Guarantees will conform to the forms thereof, and the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon GSK Capital Inc., GSK Capital plc or GSK plc, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over GSK Capital Inc., GSK Capital plc or GSK plc, as applicable, (d) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) GSK Capital Inc., GSK Capital plc and GSK plc, as the case may be, will authorize the offering and issuance of the Debt Securities and the Guarantees, as applicable, and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (f) certificates, if required, representing the Debt Securities (including the Guarantees endorsed thereon, as applicable) will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.
          The waiver of defenses contained in Section 6.01 of the GSK Capital plc Indenture and the GSK Capital Inc. Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).
          The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (the “GCL”) (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the GCL).
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus

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included in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner